F-1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 8-K / A-1

                                 CURRENT REPORT

       Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934




    Date of Report (Date of earliest  event  reported)  September 14, 1999 (June
     24, 1999)



                          ATLANTIC AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)



        Georgia                       0-3722                   58-1027114
 (State or other jurisdiction of   (Commission File         (I.R.S. Employer
 incorporation or organization)   Identification Number) Identification Number)



                4370 PEACHTREE ROAD,  N.E.,  ATLANTA,  GEORGIA 30319 (Address of
                   principal executive offices) (Zip Code)


             Registrant's telephone number, including area code (404) 266-5500


                                      None
(Former name, former address and former fiscal year, if changed since last report)

     Atlantic American Corporation, a Georgia Corporation (the "Company"), hereby amends Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of the Company's Current Report on Form 8-K dated July 16, 1999 in full to read as follows:



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

            The audited combined financial statements of Association Casualty Insurance Company and Association Risk Management General Agency as of December 31, 1998 and for the year then ended (with Report of Independent Auditors thereon) are included at pages F-1 to F-20 of this report.

(b)   Pro Forma Financial Information

            The unaudited pro forma consolidated balance sheet as of June 30, 1999 and consolidated statement of income for the six months ended June 30, 1999, with the notes thereto are included at pages F-21 to F-24 of this report.


Exhibits

            (2.1)*Acquisition   Agreement   by  and  among   Atlantic   American
                  Corporation, and Association Casualty Insurance Corporation, Association Risk Management General Agency, Inc., and Harold
                  K. Fischer, dated as of April 21, 1999.

            (10.1)*  Indenture  of  Trust,  dated  as of June 24,  1999,  by and between Atlantic American Corporation and The Bank of New York, as Trustee.

            (10.2)* Reimbursement and Security  Agreement,  dated as of June 24,
                  1999, between Atlantic American Corporation and Wachovia Bank of Georgia, N.A.


            (10.3)* Revolving Credit Facility,  dated as of July 1, 1999 between
                  Atlantic  American  Corporation  and Wachovia Bank of Georgia,
                  N.A.


            (23.1)  Consent of Ernst & Yong LLP, Independent Auditors


            (99.1)* Press Release dated June 24, 1999

            (99.2)* Press Release dated July 6, 1999


            * Previously filed with the Company's current report on Form 8-K, dated July 16, 1999.

                                 Combined Financial Statements


              Association Casualty Insurance Company and Association Risk
                                        Management
                                    General Agency
                             Year ended December 31, 1998
                          with Report of Independent Auditors

                   Association Casualty Insurance Company and
                   Association Risk Management General Agency

                          Combined Financial Statements


                          Year ended December 31, 1998




                                    Contents

Report of Independent Auditors.......................................F-1

Audited Combined Financial Statements

Balance Sheet........................................................F-2
Statement of Income..................................................F-4
Statement of Changes in Shareholders' Equity.........................F-5
Statement of Cash Flows..............................................F-6
Notes to Combined Financial Statements...............................F-7

                         Report of Independent Auditors



Board of Directors
Association Casualty Insurance Company
Association Risk Management General Agency


We have audited the accompanying combined balance sheet of Association Casualty Insurance Company and Association Risk Management General Agency (collectively the "Company") as of December 31, 1998, and the related combined statement of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Association Casualty Insurance Company and Association Risk Management General Agency as of December 31, 1998, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.

                        [GRAPHIC OMITTED]
September 7, 1999

                   Association Casualty Insurance Company and
                   Association Risk Management General Agency

                             Combined Balance Sheet

                                December 31, 1998


Assets
Fixed maturities (amortized cost $30,303,782)               $30,730,859
Short-term investments                                          150,000
Cash and cash equivalents                                     5,538,062
Receivable for securities                                        24,122
                                                            -------------
Total investments                                            36,443,043

Premiums receivable                                           1,146,025
Deferred acquisition costs                                      414,803
Accounts receivable (net allowance for doubtful accounts        159,080
  of $79,107)
Deferred tax asset                                              721,648
Reinsurance recoverable                                       9,598,722
Other assets                                                    282,028
                                                            =============
Total assets                                                $48,765,349
                                                            =============

Liabilities and shareholders' equity Liabilities:
  Unpaid losses and loss adjustment expenses               $28,108,212
  Unearned premiums                                          2,446,770
  Other policy liabilities                                     321,000
  Contingent reinsurance premium                                50,000
  Federal income taxes payable                                 150,000
  Other payables                                               986,319
                                                          ---------------
                                                          ---------------
Total liabilities                                           32,062,301

Shareholders' equity:
  Common stock, $2 par value; 700,000 shares authorized;
   525,500 shares issued and outstanding                     1,051,000
  Paid-in capital                                              451,116
  Retained earnings                                         14,919,062
  Accumulated other comprehensive income                       281,870
                                                          ---------------
                                                          ---------------
Total shareholders' equity                                  16,703,048
                                                          ===============
Total liabilities and shareholders' equity                 $48,765,349
                                                          ===============


See accompanying notes.

                   Association Casualty Insurance Company and
                   Association Risk Management General Agency

                          Combined Statement of Income

                          Year ended December 31, 1998


Revenue:
  Premiums earned                                          $16,212,727
  Net investment income, less expenses of 139,630            1,956,715
  Net realized investment gains                                128,589
  Other income                                                 858,981
                                                         ----------------

Total revenue                                               19,157,012


Expenses:
  Losses and loss adjustment expenses                        8,597,055
  Commissions and other underwriting expenses                3,994,722
  Other expenses                                             1,895,474
                                                         ----------------

Total losses and underwriting expenses                      14,487,251
                                                         ----------------
                                                         ----------------

Income before income tax provision                           4,669,761

Income tax expense:
  Current                                                    1,428,168
  Deferred                                                      51,937
                                                         ----------------
Total income tax expense                                     1,480,105
                                                         ----------------


Net income                                                  $3,189,656
                                                         ================


See accompanying notes.

                   Association Casualty Insurance Company and
                   Association Risk Management General Agency

                   Combined Statement of Changes in Shareholders' Equity

                                                                Accumulated
                                                                    Other
                             Common     Paid-In     Retained    Comprehensive
                               Stock     Capital    Earnings       Income        Total
                             --------------------------------------------------------------
                             --------------------------------------------------------------

Balance at January 1, 1998   $1,051,000  $451,116  $11,834,406    $167,292     $13,503,814

  Comprehensive income:
   Net income                        -          -    3,189,656           -      3,189,656
   Increase in unrealized            -          -            -     114,578        114,578
     gains
                                                                               ------------

  Total comprehensive                                                           3,304,234
   income

  Dividends paid                     -          -     (105,000)          -       (105,000)
                             --------------------------------------------------------------

Balance at December 31, 1998 $1,051,000  $451,116  $14,919,062    $281,870     $16,703,048
                             ==============================================================

          See accompanying notes.

                   Association Casualty Insurance Company and
                   Association Risk Management General Agency

                        Combined Statement of Cash Flows

                          Year ended December 31, 1998


Cash flow from operating activities
Net income                                                 $  3,189,656
Adjustments to reconcile net income to net cash provided
  by operating activities:
   Acquisition costs deferred                                (2,472,000)
   Realized investment gains                                   (128,589)
   Increase in insurance reserves                               288,738
   Depreciation and amortization                              2,354,095
   Increase in receivables, net                              (1,122,874)
   Decrease in deferred tax asset                               134,830
   Decrease in other liabilities                               (139,378)
   Other, net                                                   129,385
                                                           --------------
                                                           --------------
 Net cash provided by operating activities                    2,233,863

Cash flows from investment activities Proceeds from investment maturities or repayments:
  Proceeds from investments sold                             13,308,505
  Investments purchased                                     (15,208,946)
  Additions to property and equipment                           (57,416)
                                                           --------------
Net cash used by investing activities                        (1,957,857)

Cash flows from financing activities
Dividends paid to stockholders                                 (105,000)
                                                           --------------
                                                           --------------
Net cash used in financing activity                            (105,000)

                                                           --------------
Net increase in cash and cash equivalents                       171,006
Cash and cash equivalents at beginning of year                5,367,056
                                                           --------------
Cash and cash equivalents at end of year                   $  5,538,062
                                                           ==============


See accompanying notes.

                   Association Casualty Insurance Company and
                   Association Risk Management General Agency

Notes to Combined Financial Statements

December 31, 1998


1. Organization and Significant Accounting Policies

Organization

Association Casualty Insurance Company ("ACIC") and Association Risk Management General Agency ("ARMGA") are collectively know as (the "Company"). ARMGA owns 50% of the stock of ACIC. The remainder is owned by various individuals. The financial statements of ACIC and ARMGA are presented on a combined basis due to their significant intercompany transactions and common control that exists over both entities. All significant intercompany accounts and transactions have been eliminated.

ACIC is a stock insurance company formed to provide commercial casualty insurance. ACIC received its Certificate of Authority from the Texas Department of Insurance in March 1978, and operations began in April 1978.

ACIC is primarily involved in the sale of workers' compensation insurance which represents approximately 95% of its premium volume. Other lines of insurance include group accident and health. ACIC's products are marketed by an agency throughout Texas and New Mexico.

ARMGA is a managing general agency which produces business on behalf of ACIC, as well as for third-party insurance companies.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Investments

All of the Companies' debt securities are classified as available for sale and are carried at market value. If a decline in the value of an invested asset is considered to be other than temporary, a realized loss is recorded to reduce the carrying value of the investment to its estimated net realizable value, which becomes the new cost basis.

The cost of securities sold is based upon specific identification. Unrealized gains (losses) in the value of bonds are accounted for as a direct increase (decrease) in accumulated other comprehensive income in shareholders' equity and, accordingly, have no effect on net income.

The fair value of bonds generally represents quoted market value prices for bonds traded in the public marketplace, or analytically determined values using bid or closing prices for bonds not traded in the public marketplace.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and investments in short-term, highly liquid securities which have original maturities of three months or less.

Stock Options

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options.

Premium Revenue

Premiums are earned pro rata over the terms of the policies. The reserve for unearned premiums is determined on a monthly pro rata basis. Accruals are made for ultimate premiums on policies with retrospective premium adjustments.

Reinsurance

Reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

Loss and Loss Adjustment Expense Reserves

Loss and loss adjustment expense reserves represent the estimated ultimate net cost of all reported and unreported losses incurred through December 31. The liability is estimated using individual case-basis valuations and statistical analyses. The estimated liability is subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes that the reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Deferred Acquisition Costs

The costs of acquiring business (principally commissions, premium taxes, advertising and other expenses of issuing policies) are "deferred acquisition costs" and are subsequently amortized over the term of the policy. Deferred acquisition costs are expensed when such costs are deemed not to be recoverable from the related unearned premiums and investment income.

2. Investments

The amortized cost and carrying value of the investments in fixed maturities at December 31, 1998 are summarized as follows:

                          Amortized     Gross Unrealized      Carrying
                                     ------------------------
     Type of Issuer         Cost        Gains      Losses       Value
-------------------------------------------------------------------------
-------------------------------------------------------------------------


Certificates of deposit   $  750,000   $     -     $     -    $  750,000
Government                   399,559     4,441           -       404,000
Political subdivisions
  of states,
  territories and          4,201,461   148,039           -     4,349,500
  possessions
Special revenue and
  special assessment       5,165,550   112,175           -     5,277,725
Industrial                 6,533,450   172,954       7,626     6,698,778
Loan-backed securities    13,253,762    87,128      90,034    13,250,856
                         ================================================
                          $30,303,782  $524,737    $97,660   $30,730,859
                         ================================================

A summary of the amortized cost and fair value of the Company's investments in fixed maturities at December 31, 1998, by contractual maturity, is as follows:

                                      Amortized   Carrying
                                        Cost        Value
                                     ------------------------
                                     ------------------------

Fixed maturity investments due after:
  1 year through 5 years              $2,449,978  $ 2,472,900
  5 years through 10 years            14,029,392   14,423,703
  10 years                               570,650      583,400
  Loan-backed securities               13,253,762  13,250,856
                                     ------------------------
                                      $30,303,782 $30,730,859
                                     ========================

Actual maturities may differ from the contractual maturities in the foregoing table because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

The Company invests in collateralized mortgage obligations, including inverse floaters with total amortized cost and fair value of $1,446,782 and $1,372,574, respectively, at December 31, 1998, in part to maximize yields and in part to hedge against a decline in interest rates. These securities provide cash flow based on interest payments from underlying mortgages. Therefore, their return and change in fair value are sensitive to prepayments by mortgagees, which may result from a decline in interest rates. For example, if interest rates decline and homeowners refinance mortgages, thereby prepaying the mortgages underlying these securities, the cash flow from interest payments are reduced and the value of these securities declines. Likewise, if homeowners pay on mortgages longer than anticipated, the cash flow is greater and the return on the initial investment would be higher than anticipated.

Proceeds from the sales of investments in fixed maturity investments were $13,308,505 during 1998. Gross realized losses on these sales were $18,974 during 1998. The Company had gross realized gains on these sales of $147,563 during 1998.

At December 31, 1998, certificates of deposit with an admitted asset value of $900,000 were on deposit with state insurance departments to satisfy regulatory requirements.

3. Unpaid Losses and Loss Adjustment Expenses

The following table provides a reconciliation of the beginning and ending reserves for unpaid losses and loss adjustment expenses, net of reinsurance recoverables, for the year ended December 31, 1998 (in thousands):

Reserve for unpaid losses and loss adjustment
  expenses, net of related reinsurance recoverables,         $27,687
  at beginning of year
Less: Reinsurance loss recoverables                           (8,340)
                                                       ------------------
Net balance at beginning of year                              19,347
Add provision for losses and loss adjustment expenses
  for claims, net of related reinsurance, occurring
  in:
    Current year                                              11,127
    Prior years                                               (2,530)
                                                       ------------------
 Net incurred losses and loss adjustment expenses              8,597

 Deduct  loss  and  loss  adjustment   expense  payments  for  claims,   net  of
  reinsurance, occurring during:
    Current year                                              (3,558)
    Prior years                                               (5,691)
                                                       ------------------
 Total payments                                               (9,249)
                                                       ------------------
Net balance at end of year                                    18,695
Plus: Reinsurance loss recoverables                            9,413
                                                       ------------------
Reserve for unpaid losses and loss adjustment
  expenses, net of related reinsurance recoverables,         $28,108
  at end of year
                                                       ==================

The foregoing reconciliation shows the Company experienced favorable development during 1998 on the 1997 reserve for unpaid losses and loss adjustment expenses, net of reinsurance recoverables. This resulted from payments for prior year losses being less than previously projected, due primarily to the effects of workers' compensation reform in Texas.

The  following  table  provides  a  reconciliation   between   reinsurance  loss
recoverables and reinsurance recoverable.

Reinsurance loss recoverables  $9,413,510
Unearned ceded premiums           148,487
Other                              36,725
                               ============
Reinsurance recoverables       $9,598,722
                               ============

4. Reinsurance

The Company retains risk up to $300,000 depending upon the nature of the risk underwritten. General Reinsurance, an authorized reinsurer, provides excess of loss coverage for workers' compensation policies written by the Company. This excess loss coverage is limited to $5,000,000 for all claims, except propane-related claims which have a loss limit of $2,000,000. Further, the Company has excess limits coverage for the $15,000,000 excess of the $5,000,000 layer for all claims except propane.

The Company has also entered into a reinsurance agreement with Manufacturer's Life for accident and health policies written. The reinsurer provides excess loss coverage up to $2,000,000 depending on the nature of the risk underwritten. Under the provisions of the reinsurance agreement, premiums charged are based on the retention level selected by the Company for each of its customers. The agreement does not provide for retroactive premium adjustments based on loss experience.

The effects of reinsurance on premiums written and earned were as follows:

                                  1998
                         ------------------------
                           Written     Earned
                         ------------------------
                             (in thousands)

Direct premiums           $17,949     $17,754
Ceded premiums              1,469       1,541
                         ------------------------
Net premiums              $16,480     $16,213
                         ========================

Amounts payable or recoverable for reinsurance on paid and unpaid losses are not subject to periodic or maximum limits. Reinsurance ceded on unpaid losses is due primarily from General Reinsurance Corporation.

The net amount of return commission recoverable at December 31, 1998, if all assumed and ceded reinsurance was canceled as of that date, would approximate $44,315. At December 31, 1998, the Company does not have a requirement to accrue any premiums, return commissions or other equivalent amount pursuant to any contractual agreements of a profit-sharing nature.

The Company remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.

5. Deferred Policy Acquisition Costs

A summary of acquisition costs deferred and amortized during the year ended December 31, 1998 follows:

Balance at the beginning of the year       $  346,711
Policy acquisition costs deferred           2,472,000
Amortization                               (2,403,907)
                                           ============
Balance at the end of the year             $  414,804
                                           ============

6. Statutory Reporting

The assets, liabilities and results of operations for ACIC have been reported on the basis of GAAP, which varies from statutory accounting practices ("SAP") prescribed or permitted by insurance regulatory authorities. The principal differences between GAAP and SAP are that under SAP: (i) acquisition costs for policies are expensed as incurred, while they are deferred and amortized over the estimated life of the policies under GAAP; (ii) no provision is made for deferred income taxes; (iii) valuation allowances are established against investments.

ACIC is required to maintain a minimum of $1,000,000 in capital and $1,000,000 in surplus. At December 31, 1998, ACIC had statutory capital and surplus of $1,050,000 and $14,407,655, respectively. These amounts exceeded the NAIC's Risk-Based Capital requirements at December 31, 1998. ACIC reported statutory net income of $3,404,323 for the year ended December 31, 1998.

The maximum amount of dividends which can be paid in any 12 month period by insurers domiciled in the state of Texas without the prior approval of the Insurance Commissioner is the greater of 10% of the prior year's surplus or the prior year's net income. ACIC declared and paid dividends of $105,000 in 1998. Under current regulations, the maximum amount of dividends which may be declared and paid in 1999, without prior approval of the Commissioner of the Texas Department of Insurance, is approximately $3,404,323.

7. Federal Income Taxes

ACIC files a stand alone tax return while ARMGA, which is an S-corp, is not required to pay federal income taxes. The combined financial statements include the tax provision and related tax assets and liabilities of ACIC only. The Company made income tax payments of $1,405,000 in 1998.

The components of the income tax provision for the year ended December 31, 1998, are as follows:

Current:
  Federal                                   $1,428,168
  State                                              -
                                           ------------
                                             1,428,168
Deferred:
  Federal                                       51,937
  State                                              -
                                           ------------
                                                51,937
                                           ============
Income tax provision                        $1,480,105
                                           ============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 are as follows:

Deferred tax liabilities:
  Deferred policy acquisition costs                 $(141,033)
  Unrealized gain/loss on investments                (145,206)
                                                 ---------------
Total deferred tax liabilities                       (286,239)
                                                 ---------------

Deferred tax assets:
  Loss reserves                                       786,118
  Unearned premiums                                   156,283
  Capital loss carryforward                           231,741
  Salvage and subrogation                              65,486
                                                 ---------------
                                                    1,239,628
  Valuation allowance                                (231,741)
                                                 ---------------
Total deferred tax assets                           1,007,887
                                                 ===============
Net deferred tax assets                             $ 721,648
                                                 ===============

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods, with respect to which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences other than the $231,741 capital loss carryforward for which a valuation allowance has been provided. This valuation allowance decreased by $43,720 as a result of the usage of a portion of the capital loss carryforward in 1998.

A reconciliation of the 1998 income tax expense computed by applying the federal tax rate of 34% to income before income taxes to the actual income taxes is as follows:

Income before taxes                                          $4,669,761
Permanent differences:
  Tax exempt interest                                          (407,142)
  Proration                                                      61,071
  Capitalized costs                                              10,217
  Change in valuation allowance                                (128,589)
  ARGMA S-corp income                                           147,932
                                                           --------------
                                                              4,353,250
U.S. Federal statutory rate                                X       0.34
                                                           ==============
Provision for income taxes                                   $1,480,105
                                                           ==============

Federal income taxes incurred of approximately $1,428,168 in 1998 would be subject to recovery in the event that the Company incurs net operating losses within two years of the years for which such taxes were paid.

8. Concentrations of Credit Risk

At December 31, 1998, the financial instruments, which subject the Company to significant concentrations of credit risk, consisted principally of cash and certificates of deposit, short-term investment balances, bonds and agent balances. The amortized cost and market values of bonds are shown in Note 2.

Cash  and   certificates   of  deposit  are  maintained  at  several   financial
institutions in amounts not in excess of federal deposit insurance levels, thus reducing credit risk.

The Company maintains a portfolio of bonds which consists primarily of collateralized mortgage obligations, Texas utility bonds and Texas political subdivision bonds. These investments are generally investment grade, which reduces market and credit risk. Short term investment balances are maintained at levels not in excess of current operating or investing needs.

Under the terms of its Agency agreement, ARMGA remits all premium balances due to ACIC within 60 days without regard to actual premium collections from the insureds.

9. Commitments and Contingencies

In the normal course of business, certain claims and lawsuits are filed against the Company. Management believes that any losses from any lawsuits, individually or in the aggregate, will not be material to the Company's financial condition or results of operations.

The Company purchased annuities in prior years to fund certain structured settlement arrangements under which the claimants are payees but for which the Company is contingently liable. At December 31, 1998, these annuities have a present value of approximately $808,779; $581,979 of which is with Western National Life Insurance Company and $226,800 of which is with Commonwealth Life Insurance Company.

10. Stock Option Plan

During 1997, the Company's Board of Directors approved a stock option plan (the "Plan") for eligible employees of the Agency, as defined in the Plan. In 1997, 1998 and 1999, the Board of Directors granted options to purchase 15,000, 7,025 and 16,810 shares of stock, respectively, at an exercise price of $2.00 per share. These options were exercised in connection with the sale of the Company. See Subsequent Events footnote for additional disclosure of the sale.

11. Reconciliation of Other Comprehensive Income

Under Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, certain transactions and other economic events that bypass the income statement must be displayed as other comprehensive income. Other comprehensive income consists of net income and unrealized gains and losses on securities available for sale, net of income taxes. Other than net income, the other components of comprehensive income for the year ended December 31, 1998, were as follows:

Gain on sale of securities included
in net income                                $128,589
                                      =========================
Other comprehensive income:
  Net unrealized gain arising during         $302,192
  year
  Reclassification adjustment                (128,589)
                                      -------------------------
Net unrealized gain before tax                173,603
Deferred tax on realized gains                 59,025
                                      -------------------------
Net unrealized gain recognized in
other comprehensive income                   $114,578
                                      =========================

12. Leases Commitments

The Company leases office space under two agreements, both of which expire in December of 2000. The leases are accounted for as operating leases. Lease expense for 1998 was $304,577. The approximate future lease expense, assuming no renewals, is as follows:

1999                  $308,455
2000                   320,793
                   ============
                      $629,248
                   ============

13. Year 2000 Issue (Unaudited)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Based on recent assessments, the Company determined that it will be required to modify or replace significant portions of its software and certain hardware so that those systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications or replacements of existing software and certain hardware, the Year 2000 Issue can be mitigated. However, if such modifications and replacements are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the Company's operations.

The Company's plan to resolve the Year 2000 Issue involves the following four phases: assessment, remediation, testing, and implementation. To date, the Company has fully completed its assessment of all systems that could be significantly affected by the year 2000. The completed assessment indicated that most of the Company's significant information technology systems could be affected, particularly the underwriting and claims systems. However, the assessment also indicated that the Year 2000 Issue does not present a material exposure to the sale of the Company's products subsequent to December 31, 1999. In addition, the Company has gathered information about the Year 2000 compliance status of its significant subcontractors and continues to monitor their compliance.

In addition to uncertainties related to the functioning of systems subsequent to December 31, 1999, property/casualty insurance companies may have an underwriting exposure related to the Year 2000 Issue. Although the Company has not received any claims for coverage from its policyholders based on losses resulting from Year 2000 issues, there can be no assurance that policyholders will not suffer losses of this type and seek compensation under insurance policies issued by the Company. If any claims are made, coverage, if any, will depend on the facts and circumstances of the claim and the provisions of the policy. At this time, the Company is unable to determine whether the adverse effect, if any, in connection with the foregoing circumstances would be material to its operations.

14. Subsequent Event

On July 1, 1999, the shareholders of both ACIC and ARMGA completed a transaction to sell 100% of their stock for an aggregate purchase price $32.5 million. In connection with this purchase, ACIC issued a surplus note to Atlantic American in the amount of $11,375,000.

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION




      The following unaudited pro forma consolidated financial statements ("pro forma statements") of Atlantic American Corporation and subsidiaries (the "Company") give effect to the acquisition of Association Casualty Insurance Company ("ACIC") and Association Risk Management General Agency ("ARMGA") as more fully described in the accompanying notes to the pro forma statements. The pro forma statements reflect the Company's preliminary purchase price allocation and are subject to revision, as information becomes available. Management believes that the preliminary allocation of the purchase price is not expected to differ materially from the final allocation. The pro forma statements have been prepared as if the acquisition had been consummated on January 1, 1999. Such pro forma statements are not necessarily indicative of the results of future operations, nor of the results of historical operations had the acquisition been consummated on such date.

      These pro forma statements should be read in conjunction with: the accompanying notes to the unaudited pro forma consolidated statements; the Company's Current Report on Form 8-K dated July 16, 1999 (as amended) (the "Form 8-K"); the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999; and the audited combined financial statements of Association Casualty Insurance Company and Association Risk Management General Agency for the year ended December 31, 1998 included in the form 8-K.





          Atlantic American Corporation
       Pro Forma Consolidated Balance Sheet
            June 30, 1999
             (Unaudited)
                                                                                       Pro forma
                                                  Historical                    Adjustments        Consolidated

                                      ---------------------------------   ---------------------------
                                      ---------------------------------------------------------------
                                        Company       ACIC       ARMGA      Debit           Credit       Pro forma
                                      ------------ ---------- ---------------------      ------------   ------------
                                      ------------ ---------- ---------   ---------      ------------   ------------
ASSETS
(In thousands, except share and per share data)


Cash, including short-term investments   $ 23,651    $ 5,117   $ 1,882       $ 932   A         $ 875 B     $ 30,707
Investments:
   Bonds                                  109,157     29,376         -           -                 -        138,533
   Common and preferred stocks             57,793          -         -           -                 -         57,793
   Other invested assets                    4,921          -         -           -                 -          4,921
   Mortgage loans                           3,805          -         -           -                 -          3,805
   Policy and student loans                 2,311          -         -                             -          2,311
   Real estate                                 46          -         -           -                 -             46
                                      ------------ ---------- ---------   ---------      ------------   ------------
                                      ------------ ---------- ---------   ---------      ------------   ------------
      Total investments                   178,033     29,376         -           -                 -        207,409
Receivables:
   Reinsurance                             26,737      7,941         -           -                 -         34,678
   Other                                   28,811      2,532     5,666           -                 -         37,009
Deferred acquisition costs                 18,556        448         -           -                 -         19,004
Deferred income taxes                           -        710         -           -               710 E            -
Other assets                                4,555        639         -           -                 -          5,194
Goodwill                                    3,937          -         -      17,674   C           221 D       21,390
                                      ------------ ---------- ---------   ---------      ------------   ------------
                                      ============ ========== =========   =========      ============   ============
      Total assets                      $ 284,280   $ 46,763   $ 7,548    $ 18,606           $ 1,806      $ 355,391
                                      ============ ========== =========   =========      ============   ============
                                      ============ ========== =========   =========      ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Insurance reserves and policy funds:
   Future policy benefits                $ 39,305   $ 27,702       $ -         $ -               $ -       $ 67,007
   Unearned premiums                       30,843      2,643         -           -                 -         33,486
   Losses and claims                       91,695          -         -           -                 -         91,695
   Other policy liabilities                 4,055          -         -           -                 -          4,055
                                      ------------ ---------- ---------   ---------      ------------   ------------
                                      ------------ ---------- ---------   ---------      ------------   ------------
      Total policy liabilities            165,898     30,345         -           -                 -        196,243
Accounts payable and accrued expenses      13,695        743     7,397                                       21,835
Debt payable                               26,000          -         -           -            25,000 F       51,000
                                      ------------ ---------- ---------   ---------      ------------   ------------
                                      ------------ ---------- ---------   ---------      ------------   ------------
       Total liabilities                  205,593     31,088     7,397           -            25,000        269,078

Commitments and contingencies
Shareholders' equity:
    Preferred stock                           134          -         -           -                 -            134
    Common stock                           19,406      1,050         1       1,051   G         2,012 H       21,418
    Additional paid-in capital             49,787        450                   450   G         6,488 H       56,275
    Accumulated deficit                   (13,116)    14,691       150      19,683  E, G, I    3,968 I      (13,990)
    Accumulated other comprehensive income 24,109
        unrealized investment gains, net   24,109       (516)        -        (516)  G             -         24,109
    Treasury stock, at cost                (1,633)         -         -                             -         (1,633)
                                      ------------ ---------- ---------   ---------      ------------   ------------
                                      ------------ ---------- ---------   ---------      ------------   ------------
         Total shareholders' equity       102,796     15,675       151      20,668            12,468         86,313
                                      ------------ ---------- ---------   ---------      ------------   ------------
                                      ============ ========== =========   =========      ============   ============
   Total liab and sh equity              $308,389    $ 46,763   $ 7,548    $ 20,668          $ 37,468      $ 355,391
                                      ============ ========== =========   =========      ============   ============
                                      ============ ========== =========   =========      ============   ============

See notes to the unaudited pro forma consolidated statements.


                     Atlantic American Corporation
                Pro Forma Consolidated Income Statement
                     June 30, 1999
                      (Unaudited)
            .................................                                    Pro forma
            .................................             Historical             Adjustment    Consolidated
                                                ------------------------------   ------------
                                                Company      ACIC     ARMGA      Debit    Credit   Pro forma

                                                -------    ------   -------    -------   -------   -------

Revenue:
  Insurance premiums ........................   $47,713   $  8,037    $  --      $ --     $  --      $55,750
  Investment income .........................     5,734        894       --        --          76 J    6,704
  Realized investment gains, net ............     1,479        (34)      --        --        --        1,445
  Other income ..............................       390       --        3,354     3,036 J     --         708
                                                  -------    ------   -------    -------   -------   -------

      Total revenue .........................    55,316      8,897      3,354     3,036        76     64,607

Benefits and expenses:
  Insurance benefits and losses incurred ....    34,629      6,234       --        --         560 J    40,303
  Commissions and underwriting expenses .....    13,418      2,503        998      --       2,400 J    14,519
  Interest expense ..........................       930       --         --         875 K      --       1,805
  Other .....................................     4,191         14      2,862       221 L     819 M     6,469
                                                  -------    ------   -------    -------   -------   -------
                                                  -------    ------   -------    -------   -------   -------
      Total benefits and expenses ...........    53,168      8,751      3,860     1,096     3,779     63,096
                                                 -------    ------   -------    -------   -------   -------
                                                 -------    ------   -------    -------   -------   -------

Income before income tax expense ............     2,148        146       (506)    4,132     3,855      1,511
Income tax expense ..........................        44        105       --        --         113 N       36
                                                 -------    ------   -------    -------   -------   -------
                                                 -------    ------   -------    -------   -------   -------

                                                 $ 2,104    $   41   $  (506)   $ 4,132   $ 3,968   $ 1,475
                                                  =======    ======   =======    =======   =======   =======
                                                  =======    ======   =======    =======   =======   =======

Net income per common share (basic and diluted)   $  0.08                                             $ 0.04

Weighted avg common shares outstanding, basic     19,091                                             21,103

Weighted avg common shares outstanding, diluted   19,383                                              21,395

See notes to the unaudited pro forma consolidated statements.

                                                                 F-23

The following pro forma adjustments have been applied to the historical consolidated balance sheets and income statements of the Company to give effect to the acquisition of ACIC and ARMGA as if it had occurred on January 1, 1999.

A - Cash has been increased as a result of the pro forma adjustments to commission and underwriting expenses and income tax expense.
B - Cash has been reduced as a result of the pro forma adjustment to interest expense.
C - To reflect the purchase accounting adjustment for the  excess of the purchase price over the net assets acquired.
D - To reflect the amortization of the excess of the  purchase price over the net assets acquired over the estimated lifeof the business acquired.
E - Establish valuation allowance for deferred tax asset.
F - The Company borrowed $25 million under a new credit facility to help fund the acquisition of ACIC and ARMGA.
G - To eliminate the Company's investment in the net assets of ACIC and ARMGA. H - The Company issued 2,012,835 shares of common stock valued at $8.5 million to fund a portion of the acquisition of ACIC and ARMGA.
I - To reflect the pro forma adjustments made to the income statement.
J - To eliminate intercompany charges between ARMGA and ACIC for services provided to ACIC by ARMGA.
K - Interest expense has been increased to reflect the $25 million borrowed to fund the acquisition, assuming a 7.0% interest rate.
L - Amortization of the excess of net assets acquired has been estimated based upon the life of the business acquired.
M - All non-recurring costs of the acquisition incurred by ACIC and ARMGA have been eliminated.
N - Federal income taxes have been adjusted to reflect the net tax effect of the pro forma adjustments and to reflect the effective tax rate of the Company.

Exhibit 23.1 - Consent of Ernst & Young LLP, Independent Auditors


We consent to use of our report dated September 7, 1999, with respect to the combined financial statements of Association Casualty Insurance Company and Association Risk Management General Agency, Inc., included in the Registration Statement (Form S-8 No.33-56866) of Atlantic American Corporation.

Austin, Texas                                   /s/ Ernst & Young LLP
September 13, 1999

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




      ATLANTIC AMERICAN CORPORATION
      (Registrant)




Date: September 14, 1999      By:    /s/
                          Edward L. Rand, Jr.
                        Vice President-Treasurer
                        (Principal Financial Officer)